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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Investor Relations                                   Public Relations
Jocelyn Lynds                                        Beth Morrissey
(978) 589-8672                                       (978) 589-8579
jlynds@sonusnet.com                                  bmorrissey@sonusnet.com

                 SONUS NETWORKS PROVIDES ESTIMATED FIRST QUARTER
                                FINANCIAL RESULTS

WESTFORD, MASS., MARCH 27, 2002 - Sonus Networks (Nasdaq: SONS), a leading provider of voice infrastructure solutions for the new public network, today provided its estimated financial results for the first quarter of fiscal year 2002.

Reflecting the continued weakness in the telecommunications market, the Company expects revenues for the first quarter ending March 31, 2002 to be approximately $21 million. Based on these revenues, the Company expects to report an adjusted net loss for the quarter of approximately $0.08 per share, excluding restructuring and non-recurring charges, amortization of goodwill and purchased intangibles and stock-based compensation. The Company also expects to record a $5 million to $10 million charge in the quarter, associated with excess inventory.

"The further deterioration in the U.S. telecom industry, for both emerging carriers and even the largest service providers, has led to a decline in our revenues for first the quarter," said Hassan Ahmed, president and CEO, Sonus Networks. "We continue to manage our business with precision as we work through these near-term challenges, and we remain focused on our financial metrics. Looking forward, based on the opportunities that we are currently participating in, we are very confident of the future prospects for Sonus."

                     CONFERENCE CALL AND WEBCAST INFORMATION

Sonus Networks will host a conference call today, March 27, 2002, beginning at 5:00 p.m. Eastern time. To listen via telephone, the dial-in number is (800) 252-9521 or (212) 346-6438. Sonus will also host a live webcast of the conference call. To access the webcast, visit www.sonusnet.com, Corporate, Investor Relations. A telephone playback of the call will be available following the conference and can be accessed by calling (800) 633-8284 or (858) 812-6440. The reservation number for the replay is 20468726. The telephone playback will be available through Friday, April 5, 2002. The webcast will be also available on the Sonus Networks Investor Relations site through Friday, April 5, 2002. To access the replay of the webcast, visit www.sonusnet.com, Corporate, Investor Relations.
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ABOUT SONUS NETWORKS
Sonus Networks, Inc., is a leading provider of packet voice infrastructure products for the new public network. With its Open Services Architecture(TM)
(OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking, residential access and Centrex, tandem switching, and IP voice termination, as well as enhanced services. Sonus' award-winning voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Westford, Massachusetts. Additional information on Sonus is available at HTTP://WWW.SONUSNET.COM.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Sonus' Quarterly Report on Form 10-Q, dated November 14, 2001, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the Company's ability to grow its customer base, dependence on new product offerings, market acceptance of its products, rapid technological and market change and manufacturing and sourcing risks.

                                      # # #
OPEN SERVICES ARCHITECTURE IS A TRADEMARK OF SONUS NETWORKS. ALL OTHER TRADEMARKS, SERVICE MARKS, REGISTERED TRADEMARKS, OR REGISTERED SERVICE MARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.